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                                                                   EXHIBIT 99.1


          NEWS RELEASE                                 [TENNECO AUTOMOTIVE LOGO]


          For Immediate Release


          Contacts:          Jane Ostrander
                             Media Relations
                             847 482-5607
                             jane.ostrander@tenneco-automotive.com

                             Leslie Hunziker
                             Investor Relations
                             847 482-5042
                             leslie.hunziker@tenneco-automotive.com



          TENNECO AUTOMOTIVE WINS NEW EXHAUST BUSINESS WITH FORD MOTOR
                                     COMPANY
            Company to Supply Exhaust Systems for 2007 Truck Platform

          Lake Forest, Illinois, July 15, 2003 -- Tenneco Automotive (NYSE: TEN) announced today that the company has been selected by Ford Motor Company as the full service exhaust supplier for the Ford gas and diesel 2007 model year F-Series Super-Duty truck platform. The company will supply hot and cold-end exhaust components including mufflers, extension pipes, diesel turbo down pipes, exhaust isolators and gas light-off converters.

          "We are very proud of our relationship with Ford Motor Company and pleased to win this new incremental business, which further demonstrates Tenneco Automotive's full-system exhaust capabilities," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "We have a strong track record of bringing the most advanced technology offerings to our customers, providing more emission control options to meet their changing needs."




                                     -More-

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          In North America, Tenneco Automotive currently supplies exhaust components for the Ford F-Series light duty truck, Expedition and Navigator models in the light truck and sports utility vehicle segment, as well as for the Jaguar, Lincoln LS, Thunderbird, and Mustang passenger car models.

          Tenneco Automotive is a leading global supplier of emission control components and systems for original equipment manufacturers around the world. The company operates 40 emission control manufacturing plants globally -- including 13 JIT facilities -- and has five engineering centers devoted to exhaust engineering and technology. The company's leading edge emission control technologies include semi-active mufflers, tubular integrated converters, and diesel particulate filters and fabricated manifolds.

          Tenneco Automotive is a $3.5 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,600 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(R) vibration control components.

          This press release contains forward-looking statements. Words such as "taking", "focused", "goal", "expect", "anticipate", "should", "believe", "plan", "remain", "confident", "continue," "will", "may", "can", "intend", "continue", "estimate" and "seek" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2002. Further information can be found on the company's web site at www.tenneco-automotive.com.

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